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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 31, 2000

                                  VENTAS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                         1-10989                      61-1055020
   --------                         -------                      ----------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

   4360 Brownsboro Road, Suite 115,
         Louisville, Kentucky                                         40207-1642
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

                                 (502) 357-9000
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5. Other Events.
        -------------

     On February 1, 2000, Ventas, Inc. (the "Company") announced that it entered into an Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated January 31, 2000 (the "Amended Credit Agreement"), by and among Ventas Realty, Limited Partnership, a Delaware limited partnership, as borrower thereunder, each of the Company and Ventas LP Realty, L.L.C., a Delaware limited liability company, as guarantors, each of the Lenders therein named, Bank of America, N.A., as Administrative Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent.

     The Amended Credit Agreement provides for the restructuring of the approximately $973 million owed by the Company to its senior lenders.

     Under the Amended Credit Agreement, the outstanding principal balance of the loan will be divided into three tranches containing the following terms: (1) $200 million of Tranche A loans which have an interest rate of 2.75% over Libor and mature on December 31, 2002; $50 million of the Tranche A principal amount was paid on the completion of the restructuring and an additional $50 million is required to be paid within 30 days following the date that the plan of reorganization to be filed by Vencor, Inc. (OTC:VCRI), the Company's principal tenant, becomes effective (the "Vencor Effective Date"); thereafter, all "Excess Cash Flow," as defined in the Amended Credit Agreement, will be used to further pay down Tranche A loans until a total of $200 million of principal has been repaid on all outstanding term loans; (2) $300 million of Tranche B loans which have an interest rate of 3.75% over Libor and mature on December 31, 2005; thirty days following the Vencor Effective Date, the Company must pay an amount equal to its "Excess Cash," as defined in the Amended Credit Agreement, as a principal payment on the Tranche B loans; additional $50 million payments of Tranche B loans are required at the end of 2003 and 2004; and (3) $473 million of Tranche C loans which have an interest rate of 4.25% over Libor and mature on December 31, 2007; there are no required principal payments of Tranche C loans until maturity.

     The entire credit facility is pre-payable without penalty or premium.

     In addition to revising the Company's outstanding term loans, the Amended Credit Agreement includes a new revolving credit facility under which the Company can borrow up to $25 million, including up to $15 million in standby letters of credit. Revolving credit loans will carry an interest rate



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of 2.75% over Libor. Bank of America, N.A. is providing the revolving credit facility.

     The terms of the Amended Credit Agreement permit the Company to pay as distributions to shareholders only the minimum percentage of estimated taxable income required to allow it to qualify as a real estate investment trust, until a total of $200 million of term loans have been repaid. The Company expects to make the required distribution for 1999 no later than September 15, 2000.

     The obligations under the Amended Credit Agreement will be secured by liens on the Company's real property assets. The Amended Credit Agreement requires the liens on real properties to be documented by February 28, 2000, and for the Vencor Effective Date to be on or before December 31, 2000.

     On January 31, 2000, the First Amended and Restated Agreement of Limited Partnership (the "Amended Partnership Agreement") of Ventas Realty, Limited Partnership (the "Partnership") was executed and delivered by the Company, in its capacity as the general partner of the Partnership and Ventas LP Realty, L.L.C., in its capacity as a limited partner thereof. The Company, as the sole general partner, owns 99% of the Partnership interests and Ventas LP Realty, L.L.C., as the sole limited partner, owns 1% of the Partnership interests.

     The Amended Partnership Agreement refers to the interests of the partners in the Partnership as "OP Units". The number of OP Units held by the Company, as general partner, must equal the number of shares of common stock of the Company then outstanding. In addition to OP Units, the Amended Partnership Agreement contemplates the issuance of "Preference Units" in the event the Company issues shares of preferred stock.

     OP Units held by a limited partner may be redeemed at such limited partner's option subject to certain terms and conditions set forth in the Amended Partnership Agreement. The Partnership must redeem OP Units in the event the Company redeems shares of its common stock, in such number as shall cause the number of OP Units held by the general partner to equal the number of shares of the Company's common stock remaining outstanding following such redemption.

     The Amended Partnership Agreement requires that all cash flow, following payment of expenses of the Partnership, payments on indebtedness, capital expenditures and any reserves established or maintained by the general partner, must be distributed to the partners, to the extent permitted by the terms of the Partnership's indebtedness.



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     The Amended Partnership Agreement contains certain restrictions on the transfer of interests therein. The pledges by the Company and Ventas LP Realty, L.L.C. of their interests in the Partnership are specifically permitted under the terms of the Amended Partnership Agreement.

     This Form 8-K includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding the Company's expected future financial position, results of operations, cash flows, financing plans, business strategy, expected lease income, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "would," "will," "should," "estimate," "expect," "intend," "may," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake any duty to update such forward-looking statements.

     Factors that may affect the plans or results of the Company include, without limitation, (1) the treatment of the Company's claims in Vencor's Chapter 11 proceedings and the ability of Vencor to successfully reorganize under its Chapter 11 proceedings, (2) the ability of Vencor and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their obligations and duties under leases and other agreements with the Company and their existing credit agreements, (3) the extent of future healthcare reform and regulations, including cost containment measures and changes in reimbursement policies and procedures, (4) increases in the cost of borrowing for the Company, (5) the ability of the Company to pay, refinance, restructure and/or extend its indebtedness as it becomes due, (6) the results of the ongoing settlement discussions pertaining to the billing disputes and other civil claims against the Company and Vencor by the U.S. Department of Justice and other litigation affecting Ventas, (7) the ability of the Company to meet the minimum distribution requirements to maintain REIT status, and (8) the success of the Company in implementing its business strategy and the nature and extent of future competition.



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Many of such factors are beyond the control of Ventas and its management.

     A copy of the Amended Credit Agreement, the Amended Partnership Agreement and the press release issued by the Company on February 1, 2000 are included as exhibits to this filing and are incorporated herein by reference.



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Item 7. Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

         Not applicable.

     (b) Pro forma financial information.

         Not applicable.

     (c) Exhibits:

     10.1 Amended and Restated Credit, Security, Guaranty and Pledge Agreement, by and among Ventas Realty, Limited Partnership, a Delaware limited partnership, as borrower thereunder, each of the Company and Ventas LP Realty, L.L.C., a Delaware limited liability company, as guarantors, each of the Lenders therein named, Bank of America, N.A., as Administrative Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent, dated as of January 31, 2000.

     10.2 First Amended and Restated Agreement of Limited Partnership, executed and delivered by the Company and Ventas LP Realty, L.L.C., dated as of January 31, 2000.


     99.1      Press Release dated February 1, 2000.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        VENTAS, INC.
                                        (Registrant)



Date: February 8, 2000


                                        By: /s/ T. Richard Riney
                                            ------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President
                                                   and General Counsel



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                                  EXHIBIT INDEX


     10.1 Amended and Restated Credit, Security, Guaranty and Pledge Agreement, by and among Ventas Realty, Limited Partnership, a Delaware limited partnership, as borrower thereunder, each of the Company and Ventas LP Realty, L.L.C., a Delaware limited liability company, as guarantors, each of the Lenders therein named, Bank of America, N.A., as Administrative Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent, dated as of January 31, 2000.

     10.2 First Amended and Restated Agreement of Limited Partnership, executed and delivered by the Company and Ventas LP Realty, L.L.C., dated as of January 31, 2000.

     99.1      Press Release dated February 1, 2000.